EXHIBIT 99(i)
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports First Quarter Earnings
     Clarks Summit, PA, April 16/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported earnings of $1,505 thousand or $0.81 per share for the first quarter of 2007. Comparable earnings for 2006 were $1,550 thousand or $0.84 per share. Return on average assets and return on average equity equaled 1.11% and 11.12% for the three months ended March 31, 2007 compared to 1.16% and 12.47% for the same three months of 2006.
     “The slight decrease in comparable first quarter earnings was primarily attributable to incurring one-time expenses related to implementing the Dutch Auction tender offer in the first quarter of 2007,” stated William F. Farber, Sr., President and Chief Executive Officer. “We believe that the tender offer will enhance stockholder value for those stockholders choosing to retain their holdings in Comm Bancorp, Inc. and allow stockholders who wish to sell their shares a chance to do so without incurring fees or having to be concerned with the price of the stock being driven down as a large number of shares are sold in one day,” continued Farber. “Our focus for the remainder of 2007 will be on strengthening our customer relationships. With this in mind, I am excited to announce the rollout of our new service offering, CB&T Directsm remote deposit image capture system, which will be offered to business customers beginning in the second quarter. In addition, plans are underway to develop a private banking division. Through this division, our larger, more complex customers will have the benefit of a dedicated banking advisor who will coordinate and support all their financial and wealth management needs,” concluded Farber.
HIGHLIGHTS
•	Remote deposit image capture system introduced to commercial customers.

•	Dutch Auction tender offer of common stock commenced March 19, 2007.

•	Year-to-year average loans growth of 6.0%.

•	Annualized net charge-offs for first quarter of 2007 reach record low of 0.02% of average loans outstanding.

•	Net interest margin improves 10 basis points compared to 2006.
INCOME STATEMENT REVIEW
     For the first quarter, tax equivalent net interest income rose $213 thousand or 4.0% to $5,478 thousand in 2007 from $5,265 thousand in 2006. A 59 basis point increase in the tax-equivalent yield on earning assets, coupled with a $7.7 million increase in average earning assets resulted in an increase of $887 thousand in tax-equivalent interest revenue. Specifically, the tax-equivalent yield on the loan portfolio increased 50 basis points to 7.27% for the first quarter of 2007 from 6.77% for the same quarter of 2006. In addition, loans, net of unearned income averaged $23.4 million or 5.6% higher comparing the three months ended March 31, 2007 and 2006. Similarly, the tax-equivalent yield on the investment portfolio rose 67 basis points to 5.49% in 2007 from 4.82% in 2006. However, average investments decreased $15.3 million or 15.3%. Partially offsetting the positive effects of the yield improvement and earning asset growth was an increase of 67 basis points in the cost of funds, which was the primary factor leading to the increased interest expense. The cost of interest-bearing transaction accounts, including money market, NOW and savings accounts rose 60 basis points to 2.23% in 2007 from 1.63% in 2006. Similarly, the cost of time deposits rose 59 basis points to 4.44% in 2007 from 3.85% in 2006. For the first quarter of 2007, the tax-equivalent net interest margin improved 10 basis points to 4.22%, compared to 4.12% for the same quarter of 2006.
     The provision for loan losses was $225 thousand for the three months ended March 31, 2007, and $180 thousand for the same three months of 2006.
     For the quarter ended March 31, noninterest revenue was $780 thousand in 2007 and $860 thousand in 2006. Service charges, fees and commissions decreased $47 thousand, while the slowdown in the housing market resulted in a decrease of $33 thousand in mortgage banking income.
     Noninterest expense for the first quarter increased $197 thousand or 5.5% to $3,753 thousand in 2007 from $3,556 thousand in 2006. Salaries and employee benefits rose $89 thousand as a result of increases in commercial loan staffing and higher health insurance costs. Additional equipment-related costs related to our new teller system resulted in an increase in occupancy and equipment expense of $29 thousand. The $79 thousand increase in other expenses resulted primarily from legal and professional costs incurred for filing the Dutch Auction tender offer of our common stock.
BALANCE SHEET REVIEW
     Strong loan demand resulted in an increase of $28.2 million or 6.7% in loans, net of unearned income, to $452.0 million at March 31, 2007, from $423.8 million one year earlier. Deposit growth, which waned in 2006, rebounded in the first quarter of 2007. Total deposits rose $6.1 million to $485.7 million at March 31, 2007, from $479.6 million at the end of the first quarter of 2006. Noninterest-bearing deposits increased $8.5 million, while interest-bearing deposits decreased $2.4 million. In order to support loan demand we utilized repayments from our investment portfolio and short-term borrowing arrangements with the Federal Home Loan Bank of Pittsburgh. Available-for-sale investment securities declined $7.3 million, while short-term borrowings increased $6.5 million. Total assets increased $18.0 million or 3.3% to $561.3 million at the close of the first quarter of 2007 from $543.3 million at March 31, 2006.
     Stockholders’ equity increased $4.8 million to $55.3 million or $29.85 per share at March 31, 2007, from $50.5 million or $27.30 per share at March 31, 2006. Included in stockholders’ equity was accumulated other comprehensive income related entirely to net unrealized holding gains on available-for-sale investment securities of $954 thousand at the end of the first quarter of 2007, compared to $662 thousand at the end of the same period of 2006. Dividends declared for the first quarter of 2007 equaled $0.26 per share compared to $0.25 per share declared for the first quarter of 2006.
     We experienced a slight improvement in asset quality from the first quarter of 2006. Nonperforming assets equaled $3.4 million or 0.76% of loans, net of unearned income and foreclosed assets at March 31, 2007, compared to $4.0 million or 0.95% at March 31, 2006.

The improvement in nonperforming assets resulted from decreases in nonaccrual loans and foreclosed assets partially offset by an increase in accruing loans past due 90 days or more.
     The allowance for loan losses equaled $4.6 million or 1.03% of loans, net of unearned income, at March 31, 2007, compared to $4.2 million and 0.98% at March 31 2006. The allowance for loan losses covered 134.7% of nonperforming assets at the end of the first quarter of 2007, compared to 103.6% at the end of the first quarter of 2006. Loans charged off, net of recoveries, for the first quarter amounted to $25 thousand or 0.02% of average loans outstanding in 2007 and $157 thousand or 0.15% in 2006.
     Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 16 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS].

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2007	2006	2006	2006	2006

Key performance data:

Per share data:
Net income	$0.81	$0.87	$0.87	$0.85	$0.84
Cash dividends declared	$0.26	$0.25	$0.25	$0.25	$0.25
Book value	$29.85	$29.27	$28.74	$27.80	$27.30
Tangible book value	$29.66	$29.09	$28.55	$27.62	$27.11
Market value:
High	$49.93	$43.80	$43.50	$44.50	$44.45
Low	$42.26	$40.00	$38.00	$39.94	$41.00
Closing	$49.50	$42.80	$40.75	$43.04	$42.08
Market capitalization	$91,650	$79,124	$75,515	$79,759	$77,924
Common shares outstanding	1,851,518	1,848,687	1,853,137	1,853,131	1,851,816

Selected ratios:

Return on average stockholders’ equity	11.12%	11.74%	12.24%	12.30%	12.47%

Return on average assets	1.11%	1.17%	1.20%	1.16%	1.16%

Leverage ratio	9.81%	9.74%	9.57%	9.34%	9.13%

Efficiency ratio	64.03%	62.11%	60.89%	62.49%	62.29%

Nonperforming assets to loans, net, and foreclosed assets	0.76%	0.65%	0.78%	0.90%	0.95%

Net charge-offs to average loans, net	0.02%	0.22%	0.10%	0.08%	0.15%

Allowance for loan losses to loans, net	1.03%	1.09%	1.04%	1.03%	0.98%

Earning assets yield (FTE)	6.98%	6.92%	6.85%	6.64%	6.39%

Cost of funds	3.45%	3.22%	3.10%	2.93%	2.78%

Net interest spread (FTE)	3.53%	3.70%	3.75%	3.71%	3.61%

Net interest margin (FTE)	4.22%	4.34%	4.38%	4.28%	4.12%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

Three Months Ended	March 31,	March 31,
	2007	2006

Interest income:
Interest and fees on loans:
Taxable	$7,301	$6,324
Tax-exempt	400	430
Interest and dividends on investment securities available-for-sale:
Taxable	573	603
Tax-exempt	371	379
Dividends	11	11
Interest on federal funds sold	3	6
Total interest income	8,659	7,753

Interest expense:
Interest on deposits	3,434	2,820
Interest on borrowed funds	144	84
Total interest expense	3,578	2,904
Net interest income	5,081	4,849
Provision for loan losses	225	180
Net interest income after provision for loan losses	4,856	4,669

Noninterest income:
Service charges, fees and commissions	705	752
Mortgage banking income	75	108
Total noninterest income	780	860

Noninterest expense:
Salaries and employee benefits expense	1,879	1,790
Net occupancy and equipment expense	634	605
Other expenses	1,240	1,161
Total noninterest expense	3,753	3,556
Income before income taxes	1,883	1,973
Provision for income tax expense	378	423
Net income	$1,505	$1,550

Other comprehensive loss:
Unrealized losses on investment securities available-for-sale	$(4)	$(450)
Income tax benefit related to other comprehensive loss	(1)	(153)
Other comprehensive loss, net of income taxes	(3)	(297)
Comprehensive income	$1,502	$1,253

Per share data:
Net income	$0.81	$0.84
Cash dividends declared	$0.26	$0.25
Average common shares outstanding	1,851,518	1,851,816

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

Three months ended	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2007	2006	2006	2006	2006

Interest income:
Interest and fees on loans:
Taxable	$7,301	$7,267	$7,133	$6,733	$6,324
Tax-exempt	400	328	352	446	430
Interest and dividends on investment securities available-for-sale:
Taxable	573	612	490	503	603
Tax-exempt	371	366	368	377	379
Dividends	11	18	14	25	11
Interest on federal funds sold	3	52	136	67	6
Total interest income	8,659	8,643	8,493	8,151	7,753

Interest expense:
Interest on deposits	3,434	3,348	3,197	2,991	2,820
Interest on borrowed funds	144	5		60	84
Total interest expense	3,578	3,353	3,197	3,051	2,904
Net interest income	5,081	5,290	5,296	5,100	4,849
Provision for loan losses	225	215	270	225	180
Net interest income after provision for loan losses	4,856	5,075	5,026	4,875	4,669

Noninterest income:
Service charges, fees and commissions	705	739	769	776	752
Mortgage banking income	75	100	89	75	108
Total noninterest income	780	839	858	851	860

Noninterest expense:
Salaries and employee benefits expense	1,879	2,037	1,903	1,918	1,790
Net occupancy and equipment expense	634	581	571	596	605
Other expenses	1,240	1,189	1,273	1,205	1,161
Total noninterest expense	3,753	3,807	3,747	3,719	3,556

Income before income taxes	1,883	2,107	2,137	2,007	1,973
Provision for income tax expense	378	507	512	432	423
Net income	$1,505	$1,600	$1,625	$1,575	$1,550

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$(4)	$(132)	$868	$(289)	$(450)
Income tax expense (benefit) related to other comprehensive income (loss)	(1)	(45)	295	(98)	(153)
Other comprehensive income (loss), net of income taxes	(3)	(87)	573	(191)	(297)
Comprehensive income	$1,502	$1,513	$2,198	$1,384	$1,253

Per share data:
Net income	$0.81	$0.87	$0.87	$0.85	$0.84
Cash dividends declared	$0.26	$0.25	$0.25	$0.25	$0.25
Average common shares outstanding	1,851,518	1,852,682	1,854,598	1,853,235	1,851,816

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

Three months ended	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2007	2006	2006	2006	2006

Net interest income:
Interest income Loans, net:
Taxable	$7,301	$7,267	$7,133	$6,733	$6,324
Tax-exempt	606	497	534	676	651
Total loans, net	7,907	7,764	7,667	7,409	6,975
Investments:
Taxable	584	630	504	528	614
Tax-exempt	562	555	558	571	574
Total investments	1,146	1,185	1,062	1,099	1,188
Federal funds sold	3	52	136	67	6
Total interest income	9,056	9,001	8,865	8,575	8,169
Interest expense:
Deposits	3,434	3,348	3,197	2,991	2,820
Borrowed funds	144	5		60	84
Total interest expense	3,578	3,353	3,197	3,051	2,904
Net interest income	$5,478	$5,648	$5,668	$5,524	$5,265

Loans, net:
Taxable	7.37%	7.28%	7.23%	7.05%	6.85%
Tax-exempt	6.23%	6.29%	6.40%	6.11%	6.07%
Total loans, net	7.27%	7.20%	7.17%	6.96%	6.77%
Investments:
Taxable	4.31%	4.56%	4.08%	3.90%	3.64%
Tax-exempt	7.67%	7.51%	7.44%	7.38%	7.41%
Total investments	5.49%	5.59%	5.35%	5.17%	4.82%
Federal funds sold	4.85%	5.09%	5.32%	5.07%	3.63%
Total earning assets	6.98%	6.92%	6.85%	6.64%	6.39%
Interest expense:
Deposits	3.40%	3.22%	3.10%	2.90%	2.75%
Borrowed funds	5.47%	5.13%		5.06%	4.62%
Total interest-bearing liabilities	3.45%	3.22%	3.10%	2.93%	2.78%
Net interest spread	3.53%	3.70%	3.75%	3.71%	3.61%
Net interest margin	4.22%	4.34%	4.38%	4.28%	4.12%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
At period end	2007	2006	2006	2006	2006

Assets:
Cash and due from banks	$10,725	$25,584	$17,778	$15,606	$12,435
Federal funds sold		2,050	8,450	6,100
Investment securities available-for-sale	83,612	91,213	80,810	83,823	90,924
Loans held for sale, net	1,967	572	1,849	2,351	2,513
Loans, net of unearned income	451,973	408,074	426,867	417,317	423,830
Less: Allowance for loan losses	4,635	4,435	4,453	4,294	4,151
Net loans	447,338	403,639	422,414	413,023	419,679
Premises and equipment, net	10,831	11,018	11,047	11,085	11,063
Accrued interest receivable	3,025	2,863	3,219	2,900	2,861
Other assets	3,797	3,465	3,473	3,599	3,859
Total Assets	$561,295	$540,404	$549,040	$538,487	$543,334

Liabilities:
Deposits:
Noninterest-bearing	$74,875	$73,055	$73,713	$75,158	$66,350
Interest-bearing	410,805	410,387	419,102	408,689	413,209
Total deposits	485,680	483,442	492,815	483,847	479,559
Borrowed funds	17,100				10,650
Accrued interest payable	1,211	1,106	1,136	1,052	1,032
Other liabilities	2,044	1,738	1,830	2,064	1,546
Total liabilities	506,035	486,286	495,781	486,963	492,787

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued 1,851,518; 1,848,687; 1,853,137; 1,853,131; 1,851,816	611	610	612	612	611
Capital surplus	7,266	7,146	7,085	7,012	6,937
Retained earnings	46,429	45,405	44,518	43,429	42,337
Accumulated other comprehensive income	954	957	1,044	471	662
Total stockholders’ equity	55,260	54,118	53,259	51,524	50,547
Total liabilities and stockholders’ equity	$561,295	$540,404	$549,040	$538,487	$543,334

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Average quarterly balances	2007	2006	2006	2006	2006

Assets:
Loans, net:
Taxable	$401,864	$396,277	$391,235	$382,814	$374,452
Tax-exempt	39,463	31,330	33,129	44,366	43,507
Total loans, net	441,327	427,607	424,364	427,180	417,959
Investments:
Taxable	54,897	54,774	49,011	54,279	68,482
Tax-exempt	29,701	29,335	29,762	31,015	31,413
Total investments	84,598	84,109	78,773	85,294	99,895
Federal funds sold	251	4,055	10,142	5,296	670
Total earning assets	526,176	515,771	513,279	517,770	518,524
Other assets	23,657	28,028	26,129	25,614	23,601
Total assets	$549,833	$543,799	$539,408	$543,384	$542,125

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$409,924	$412,205	$409,575	$413,157	$415,556
Noninterest-bearing	71,670	74,440	74,542	71,713	66,601
Total deposits	481,594	486,645	484,117	484,870	482,157
Borrowed funds	10,684	387		4,758	7,374
Other liabilities	2,644	2,693	2,600	2,416	2,189
Total liabilities	494,922	489,725	486,717	492,044	491,720
Stockholders’ equity	54,911	54,074	52,691	51,340	50,405
Total liabilities and stockholders’ equity	$549,833	$543,799	$539,408	$543,384	$542,125

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
At quarter end	2007	2006	2006	2006	2006

Nonperforming assets:
Nonaccrual/restructured loans	$1,950	$2,010	$2,653	$3,006	$2,804
Accruing loans past due 90 days or more	1,143	292	603	571	794
Foreclosed assets	348	352	84	158	410
Total nonperforming assets	$3,441	$2,654	$3,340	$3,735	$4,008

Three months ended

Allowance for loan losses:
Beginning balance	$4,435	$4,453	$4,294	$4,151	$4,128
Charge-offs	46	264	170	102	181
Recoveries	21	31	59	20	24
Provision for loan losses	225	215	270	225	180
Ending balance	$4,635	$4,435	$4,453	$4,294	$4,151
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.